Exhibit 99.1

DPW Holdings Announces That Its Gresham Worldwide Defense Business Has Received Purchase Orders Totaling Approximately $3,200,000 From Four Defense Contractors

Newport Beach, CA, June 10, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced that its global defense business, Gresham Worldwide, Inc. (“Gresham Worldwide”), has recently received purchase orders totaling approximately $3.2 million from four different global defense contractor customers of its operating subsidiary Microphase Corporation (“Microphase”).

Gresham Worldwide provides high-quality, highly reliable bespoke technology solutions for mission critical applications in the defense, public safety, homeland security, medical and telecommunications markets. Microphase designs, develops, and manufactures standard and customized state-of-the-art RF, microwave, and millimeter-wave components, devices, subsystems and integrated modules for the worldwide defense and aerospace, satellite, wireless multimedia and consumer electronics, public safety and Homeland Security markets. Microphase will perform and deliver on these recent orders over the remainder of calendar 2020 and throughout 2021.

We strongly believe in the prospects for Gresham Worldwide,” said Jonathan Read, Gresham Worldwide’s CEO. “Demand for Gresham’s technology offerings remains strong. This recent uptick in orders reflects the confidence and the trust that Gresham has with long life cycle platform programs of ‘blue chip’ customers in defense, aerospace and commercial sectors across the globe. We anticipate that strong demand and customer confidence will enable us to achieve significant growth in 2020 and 2021.”

DPW’s CEO and Chairman, Milton “Todd” Ault, III said, “We are pleased to see the positive development of our defense business, which demonstrates the progress we are making in achieving our goals. In conjunction with our corporate realignment, we are committed to redeploying existing assets and resources with greater efficiency to take DPW on a path to increased revenue generation and improvements to its bottom line. DPW has stepped up its focus on managing and financially supporting our Gresham Worldwide global defense business with the goal of maximizing the value returned to shareholders.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235